                  AMENDED & RESTATED REVOLVING CREDIT AGREEMENT

         This Amended & Restated Revolving Credit Agreement (this AGREEMENT) is entered into the 1st day of October, 2001, but effective as of August 13, 2001, between Aquila, Inc., a Delaware corporation (the BORROWER), and UtiliCorp United Inc., a Delaware corporation (the LENDER).

                                   WITNESSESS:

         WHEREAS, the Borrower is a direct, 80%-owned subsidiary of the Lender;

         WHEREAS, the Borrower and the Lender entered into that certain Revolving Credit Agreement dated August 28, 2001 (the ORIGINAL REVOLVER);

         WHEREAS, the parties wish for this Agreement to replace the Original Revolver and for all Advances (as defined below) outstanding as of the date hereof to be governed by the terms of this Agreement; and

         WHEREAS, the parties agree and acknowledge that the terms and conditions in this Agreement are commercially reasonable, having been negotiated at "arm's length";

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

         SECTION 1.01.   DEFINED TERMS.

         Unless otherwise defined herein, capitalized terms used herein have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  ADVANCE means an advance by the Lender to the Borrower under this Agreement, as such Advance bears interest pursuant to Section 2.06.

                  AFFILIATE means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  APPLICABLE MARGIN means, at all times during which any Applicable Rating Level set forth below is in effect, the interest rate PER ANNUM set forth below:

                  --------------------------------------------------------
                          Applicable            Applicable Margin
                         Rating Level
                  --------------------------------------------------------
                               1                     40 bps
                  --------------------------------------------------------
                               2                     50 bps
                  --------------------------------------------------------
                               3                     85 bps
                  --------------------------------------------------------
                               4                    92.5 bps
                  --------------------------------------------------------
                               5                    115 bps
                  --------------------------------------------------------
                               6                    160 bps
                  --------------------------------------------------------

                  PROVIDED, that the Applicable Margins shall be increased (for each Applicable Rating Level) by (a) if on any day the principal amount of the Advances then outstanding equals or exceeds $100,000,000 in the aggregate, an additional 12.5 basis points PER ANNUM, (b) if on any day the principal amount of the Advances then outstanding equals or exceeds $150,000,000 in the aggregate, an additional 50 basis points PER ANNUM,
         (c) if on any day the principal amount of the Advances then outstanding equals or exceeds $200,000,000 in the aggregate, an additional 50 basis points PER ANNUM, and (d) an additional 200 basis points PER ANNUM upon the occurrence and during the continuance of any Event of Default.

                  Any change in the Applicable Margins will be effective as of the interest period immediately following the interest period during which S&P or Moody's announces any change in the S&P Rating or the Moody's Rating, as the case may be, that results in a change in the Applicable Rating Level. The Borrower agrees to notify the Lender promptly upon any change in the S&P Rating or the Moody's Rating.

                  APPLICABLE RATING LEVEL at any time shall be determined in accordance with the then-applicable S&P Rating and the then-applicable Moody's Rating as follows:

                 -----------------------------------------------------------------------------------
                 S&P Rating/Moody's Rating                                   Applicable Rating Level
                 -----------------------------------------------------------------------------------
                 S&P Rating A-/Moody's Rating A3                                          1
                 -----------------------------------------------------------------------------------
                 S&P Rating BBB+/Moody's Rating Baa1                                      2
                 -----------------------------------------------------------------------------------
                 S&P Rating BBB/Moody's Rating Baa2                                       3
                 -----------------------------------------------------------------------------------
                 S&P Rating BBB-/Moody's Rating Baa3                                      4
                 -----------------------------------------------------------------------------------
                 S&P Rating BB+/Moody's Rating Ba1                                        5
                 -----------------------------------------------------------------------------------
                 S&P Rating below BB+/Moody's Rating below Ba1, or no                     6
                 S&P Rating or Moody's Rating
                 -----------------------------------------------------------------------------------

         For purposes of the foregoing, if the S&P Rating and the Moody's Rating are not comparable (I.E., a "split rating"), the higher of such two ratings shall control, unless either rating is below BBB- (in the case of the S&P Rating) or Baa3 (in the case of the Moody's Rating), in which case the lower of the two ratings shall apply.

                  BASE RATE means, for any date in question, the interest rate PER ANNUM appearing on the display shown as LIBOR 1M on the Bloomberg Screen Page BTMM at approximately 11 a.m. and, if such rate is not published on such page at such time, then the one-month LIBOR rate quoted by a reputable lending institution in the Kansas City bank market (as determined in the sole discretion of the Lender).

                  BASIS POINT or BPS means one one-hundredth (1/100) of one percent.

                  BUSINESS DAY means a day of the year on which banks are not required or authorized to close in Kansas City, Missouri.

                  COMMITMENT means $250,000,000, as such amount may be reduced pursuant to Section 2.4.

                  DEBT means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of the Borrower and its consolidated subsidiaries (i) for borrowed money or evidenced by bonds, indentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services, (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) as lessee under operating leases for electrical generating units, aircraft, fleet vehicles or real property or any other operating lease having aggregate lease payment obligations of more than $5,000,000, (v) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (vi) to pay rent or other amounts under leveraged leases entered into in connection with sale and leaseback transactions, (vii) under direct or indirect guaranties in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, liabilities, obligations or indebtedness of others of the kinds referred to in clauses (i) through (vi) above, and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time; PROVIDED, that in determining aggregate lease payment obligations for purposes of clause (iv) above and in determining the aggregate amount of Debt outstanding at any time for purposes of Section 5.01(b) (including, without limitation, the aggregate amount of Debt included in the calculation of "Total Capitalization"), such lease payment obligations and the liabilities, obligations and indebtedness described in clauses (iv) and (vi) above shall be calculated in accordance with Financial Accounting Standards Board Statement No. 13, as amended and interpreted from time to time, as though such lease payment obligations and such liabilities, obligations and indebtedness were recorded as arising under capital leases.

                  DEMAND OPTION has the meaning specified in Section 7.01.

                  EVENTS OF DEFAULT has the meaning specified in Section 6.01.

                  EXCHANGE ACT means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended and in effect from time to time.

                  INDEMNIFIED PERSON has the meaning specified in Section
         9.04(b).

                  INTEREST PERIOD means the period commencing on the date of an Advance and ending on the maturity date of such Advance (as set forth in the applicable Note), PROVIDED that (a) no Interest Period shall end after the Termination Date and (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day.

                  MATERIAL ADVERSE CHANGE means any material adverse change (i) in the business or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, or (ii) that is reasonably likely to affect the legality, validity or enforceability of this Agreement against the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

                  MATERIAL ADVERSE EFFECT means a material adverse effect (i) on the business or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, or (ii) that is reasonably likely to affect the legality, validity or enforceability of this Agreement against the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

                  MOODY'S means Moody's Investors Service, Inc. or any successor thereto.

                  MOODY'S RATING means, on any date of determination, the rating of the Borrower's long-term senior unsecured indebtedness most recently announced by Moody's.

                  NOTE has the meaning specified in Section 2.02(b).

                  PERSON means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  S&P means Standard & Poor's Ratings Group or any successor thereto.

                  S&P RATING means, on any date of determination, the rating of the Borrower's long-term senior unsecured indebtedness most recently announced by S&P.

                  SIGNIFICANT SUBSIDIARY means any direct or indirect subsidiary of the Borrower having, on any date of determination or on any date during the 12-month period prior to such date of determination, total assets in excess of $100,000,000 (with such determination to be made in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof) or in excess of 10% of Total Capitalization.

                  SUBSIDIARY means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                  TERMINATION DATE means the 364th day following the effective date of this Agreement or if the Commitment is extended pursuant to
         Section 2.9, such later date that may be established pursuant to
         Section 2.9, or, in either case, the earlier date of termination in whole of the Commitment pursuant to Section 2.04, Section 6.01 or
         Section 7.01 hereof.

                  TOTAL CAPITALIZATION means the sum of (i) Debt of the Borrower and its consolidated subsidiaries, PLUS (ii) the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its subsidiaries appearing on a consolidated balance sheet of the Borrower and its subsidiaries, in each case prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

                  VOTING STOCK means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         SECTION 1.02.   COMPUTATION OF TIME PERIODS.

         In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". All times referred to herein reference Central Standard Time.

         SECTION 1.03.   ACCOUNTING TERMS.

         All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.

                                   ARTICLE II

         SECTION 2.01.   THE ADVANCES.

         Subject to the terms and conditions set forth herein, the Lender agrees to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the 30th day immediately preceding the Termination Date in an aggregate amount not to exceed at any time the Commitment. Each Advance shall be in an amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Within the limits of the Commitment, the Borrower may from time to time borrow, repay pursuant to Section 2.05 and reborrow under this Section 2.01.

         SECTION 2.02.    MAKING ADVANCES.

         (a) Each Advance shall be made on notice, given not later than 10 a.m. on the day of the proposed borrowing, by the Borrower to the Lender. Each notice of a borrowing shall specify the requested date and aggregate amount of such Advance. Subject to the fulfillment of all applicable conditions set forth in Article III, the Lender shall, by noon on the date of such Advance, make available said funds to the Borrower.

         (b) Any Advances made by the Lender shall be evidenced by one or more promissory notes payable to the order of the Lender (or, if requested by the Lender, its assignees) in substantially the form of Exhibit A hereto (each, a NOTE).

         SECTION 2.03.   FEES.

         The Borrower agrees to pay to the Lender an arrangement fee, an upfront fee, a commitment fee, and an administrative fee as set forth in the fee letter dated the date hereof between the Borrower and the Lender.

         SECTION 2.04.   REDUCTION OF THE COMMITMENT.

         (a) The Borrower shall have the right, upon at least three Business Days' notice to the Lender, to terminate in whole or reduce in part the unused portions of the Commitment, PROVIDED that the aggregate amount of the Commitment shall not be reduced to an amount that is less than the aggregate principal amount of the Advances then outstanding and PROVIDED, FURTHER, that each partial reduction of the Commitment shall be in the aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) The Commitment shall automatically be terminated on the Termination Date.

         (c) Once terminated or reduced, the Commitment may not be reinstated.

         SECTION 2.05.   REPAYMENT OF ADVANCES.

         The Borrower shall repay to the Lender the principal amount of each Advance on the maturity date of such Advance (as set forth in the relevant
Note). Notwithstanding anything to the contrary herein, each Advance shall be due and payable no sooner than the 7th day following the date of the Advance and no later than the 30th day following the date of the Advance.

         SECTION 2.06.   INTEREST ON ADVANCES.

         The Borrower shall pay interest on the unpaid principal amount of each Advance made by the Lender from the date of such Advance until such principal amount shall be paid in full, at a rate PER ANNUM equal at all times to the sum of the Base Rate in effect from time to time PLUS the Applicable Margin for such Base Rate in effect from time to time, payable on the last day of the applicable Interest Period.

         SECTION 2.07.   PAYMENTS AND COMPUTATIONS.

         (a) The Borrower shall make each payment hereunder without condition or deduction for any counterclaim, defense, recoupment or setoff, not later than 2 p.m. on the day when due in U.S. dollars to the Lender in same day funds.

         (b) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due.

         (c) All computations of interest hereunder shall be made on the basis of a 365-day or 366-day calendar year, as the case may be, and all computations of the fees referred to in Section 2.03 shall be made by the Lender on the basis of a 360-day calendar year. Each determination by the Lender shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.08.   TAXES.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as TAXES). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, if any, which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as OTHER TAXES).

         (c) The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

         (d) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.08 in respect of any Taxes or Other Taxes, and the Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.08, the Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as the Lender shall have determined to be attributable to the deduction or withholding of such Taxes of Other Taxes. If the Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.08(d), the Borrower shall upon demand of the Lender promptly repay the amount of such overpayment. Any determination made by the Lender pursuant to this Section 2.08(d) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.08(d) shall be construed as requiring the Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of the Lender.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.08 shall survive the payment in full of principal and interest hereunder.

         SECTION 2.09.   EXTENSION OF TERMINATION DATE.

         (a) So long as no Event of Default has occurred and is continuing, the Borrower may, at least 60 days but not more than 90 days before the Termination Date then in effect, request, by delivering a written request to the Lender (such request being irrevocable), that the Lender extend for 364 days such Termination Date with respect to the Commitment.

         (b) Upon receipt of such request from the Borrower, the Lender may (but is not obligated to), in its sole and absolute discretion, agree to extend the Termination Date with respect to the Commitment and any of its outstanding Advances for a 364-day period, and shall (should it determine to do so), no earlier than 30 days (but in any event no later than 15 days prior to such then-scheduled Termination Date) following its receipt of such request, notify the Borrower of its consent to the extension request.

         (c) If the Lender agrees to the Borrower's extension request, the Commitment shall be extended for a period of 364 days, commencing on the then-scheduled Termination Date; PROVIDED, HOWEVER, that any such extension is subject to the condition precedent that, on or prior to the date of such extension, the Lender shall have received the following, each dated such date in form and substance satisfactory to the Lender: (i) a certificate of a duly authorized officer of the Borrower to the effect that as of the date of extension (A) no event has occurred and is continuing, or would result from such extension of the Termination Date, that constitutes an Event of Default or would, with the giving of notice or the lapse of time, or both, constitute an Event of Default and (B) the representations and warranties contained in
Section 4.01 are correct in all material respects on and as of the date of the extension of the Termination Date, before and after giving effect to the extension; and (ii) such other information as the Lender may reasonably request.

                                   ARTICLE III

         SECTION 3.01.   CONDITIONS PRECEDENT TO INITIAL ADVANCE.

         The obligation of the Lender to make its initial Advance is subject to the satisfaction, prior to or concurrently with the making of the initial Advance, of each of the following conditions precedent:

         (a) DOCUMENTS AND OTHER AGREEMENTS. The Lender shall have received on or before the day of the initial Advance the following, in form and substance satisfactory to the Lender:

                  (i) A Note or Notes payable to the order of the Lender requesting same;

                  (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action with respect to this Agreement; and

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Certificate of Incorporation and the By-laws of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals, if any, required for the due execution, delivery and performance of this Agreement.

         (b) PAYMENT OF FEES. The Borrower shall have paid all fees payable under or referenced in Section 2.03 and any arrangement fees payable to the Lender, to the extent then due and payable.

         SECTION 3.02.   CONDITIONS PRECEDENT TO EACH ADVANCE.

         The obligation of the Lender to make advance funds on the occasion of each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

         (i) the following statements shall be true (and each of notice of borrowing and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

                           (A) The representations and warranties contained in
                  Section 4.01 are correct in all material respects on and as of the date of such Advance, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                           (B) No event has occurred and is continuing, or would
                  result from such borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

         (ii) the Lender shall have received such other approvals, opinions or documents as it may reasonably request.


                                   ARTICLE IV

         SECTION 4.01.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         The Borrower represents and warrants as follows:

         (a) Each of the Borrower and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not have a Material Adverse Effect.

         (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws, (ii) law or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement.

         (d) This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

         (e) The unaudited balance sheet of the Borrower and its subsidiaries as at June 30, 2001 and the related unaudited statements of income, retained earnings and cash flows for the six-month period then ended, copies of which have been furnished to the Lender, fairly present (subject, in the case of such balance sheet and statements of income for the six-month period ended June 30, 2001, to year-end adjustments) the financial condition of the Borrower and its subsidiaries as at such dates and the results of the operations of the Borrower and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 2001, there has been no Material Adverse Change.

         (f) No written statement, information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contained, contains, or will contain any material misstatement of fact or intentionally omitted, omits, or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are, or will be made, not misleading.

         (g) The Borrower and each Significant Subsidiary is in material compliance with all laws, rules, regulations and orders of any governmental authority applicable to it.

         (h) There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Significant Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect.

         (i) No proceeds of any Advance have been or will be used directly or indirectly in connection with (i) the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act, (ii) any transaction subject to the requirements of Section 13 of the Exchange Act or (iii) any transaction subject to the requirements of Section 14 of the Exchange Act.

                                    ARTICLE V

         SECTION 5.01.   AFFIRMATIVE COVENANTS.

         So long as any amount payable by the Borrower hereunder shall remain unpaid or the Commitment remains outstanding, the Borrower will, and, in the case of Sections 5.01(a) and 5.01(c), will cause its subsidiaries to, unless the Lender otherwise consents in writing:

         (a) KEEP BOOKS; CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS; INSURANCE; TAXES; INSPECTION RIGHTS.

                  (i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

                  (ii) preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights (charter and statutory) and franchises to the extent necessary to carry on its business;

                  (iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and are necessary to carry on its business;

                  (iv) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings;

                  (v) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates; and

                  (vi) at any reasonable time and from time to time, permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its subsidiaries with any of its officers or directors and with their independent certified public accountants.

         (b) DEBT TO TOTAL CAPITALIZATION RATIO. Maintain at all times a ratio of Debt to Total Capitalization of not more than .65 to 1.0.

         (c) USE OF PROCEEDS. Use the proceeds of any Borrowings hereunder (i) exclusively for general corporate purposes (including to refinance short-term Debt of the Borrower) and (ii) in strict compliance with all applicable laws and governmental and regulatory approvals.

         (d) REPORTING REQUIREMENTS. Furnish to the Lender:

                  (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) consolidated balance sheet of the Borrower and its subsidiaries as of the end of such quarter and (B) consolidated statements of income, retained earnings and cash flows of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the chief financial officer of the Borrower;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing unqualified consolidated financial statements for such year, certified by Arthur Andersen or another nationally recognized firm of independent public accountants;

                  (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the actions that the Borrower has taken and proposes to take with respect thereto;

                  (iv) as soon as possible and in any event within five days after the commencement of litigation against the Borrower or any of its subsidiaries, or the receipt of a notice of default by the Borrower or any of its subsidiaries, that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its subsidiaries, notice of such litigation or notice of default describing in reasonable detail the facts and circumstances concerning such litigation or default and the Borrower's or such subsidiary's proposed actions in connection therewith;

                  (v) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securities holders, and copies of all reports and registration statements which the Borrower or any subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

                  (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as the Lender may from time to time reasonably request.

         SECTION 5.02.   NEGATIVE COVENANTS.

         So long as any amount payable by the Borrower hereunder shall remain unpaid or the Commitment remains outstanding, the Borrower will not, without the written consent of the Lender:

         (a) MERGERS AND CONSOLIDATIONS. Merge or consolidate with or into any Person, or permit any of its subsidiaries to do so, except (i) any subsidiary of the Borrower may merge or consolidate with or into any other subsidiary of the Borrower and (ii) any subsidiary of the Borrower may merge with the Borrower and (iii) the Borrower or any subsidiary of the Borrower may merge with any other Person, PROVIDED in each case that, immediately after giving effect to such proposed transaction, (A) no Event of Default or event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist, (B) in the case of any such transaction to which the Borrower is a party, the Borrower is the surviving corporation, (C) the ratings assigned by S&P or Moody's to the Borrower's senior unsecured indebtedness shall not be lower than the ratings assigned by S&P or Moody's to the Borrower's senior unsecured indebtedness immediately prior to giving effect to such proposed transaction, (D) in the case of any such transaction to which any subsidiary of the Borrower is a party, the surviving corporation is a subsidiary of the Borrower, and (E) no Person (other than the Borrower) and its Affiliates, collectively, shall have the ability to elect a majority of the board of directors of the Borrower or any such subsidiary or surviving corporation.

         (b) DISPOSITION OF ASSETS. In any 12-month period, (i) sell, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) in excess of 7.5% of the total assets (whether now owned or hereafter acquired, EXCLUDING, HOWEVER, accounts receivable) of the Borrower and its subsidiaries (with such determination to be made in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(e)), or permit any subsidiary to do so, or (ii) sell or otherwise dispose of (whether in one transaction or in a series of transactions) in excess of 51% of the shares of capital stock of any Significant Subsidiary, or permit any Significant Subsidiary to issue, sell or otherwise dispose of in excess of 51% of its shares of capital stock or the capital stock of any other Significant Subsidiary, except to the Borrower or another subsidiary, unless in either case described in clauses (i) and
(ii) above, the consideration (as hereinafter defined) received for such assets or capital stock, as the case may be, is at least equal to the higher of the book value and the fair value (as determined in good faith by the board of directors of the Borrower) thereof. As used in this Section 5.02(b), the term "consideration" shall mean cash consideration or the fair value of non-cash consideration (as determined in good faith by the board of directors of the Borrower).

         (c) NATURE OF BUSINESS. Fail to continue it's primary business as conducted on the date hereof without material reduction or change in nature.

                                   ARTICLE VI

         SECTION 6.01.   EVENTS OF DEFAULT.

         If any of the following events (each, an EVENT OF DEFAULT) shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or interest thereon or any other amount payable under this Agreement within three Business Days after the same becomes due and payable; or

         (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

         (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or (c) or Section 5.02 or
(ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender; or

         (d) The Borrower or any Significant Subsidiary shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount in excess of $10,000,000 in the aggregate (but excluding Debt evidenced by this Agreement) of the Borrower or such Significant Subsidiary (as the case may be) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (e) The Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Significant Subsidiary shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) (i) Any entity, person (within the meaning of Section 14(d) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the Borrower's Voting Stock shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date hereof, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower, PROVIDED that any person becoming a director subsequent to the date hereof, whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors of the board of directors of the Borrower as comprised as of the date hereof (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Borrower) shall be, for purposes of this provision, considered as though such person were a member of the board as of the date hereof;

then, and in any such event, the Lender may by notice to the Borrower (i) declare the obligation of the Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its subsidiaries under the Federal Bankruptcy Code, (A) the obligation of the Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

         SECTION 7.01.   DEMAND OPTION.

         Notwithstanding any other provision contrary herein, at any and all times, the Lender may upon notice to the Borrower demand the repayment of all or any Advances then outstanding (the DEMAND OPTION) upon the occurrence of any of the following events: (a) the sale, conveyance, transfer, assignment, lease or other disposition, or securitization or monetization of all or substantially all of the Lender's assets; (b) the occurrence of any default by the Lender on any of its outstanding debt obligations; (c) the occurrence of a spin-off by the Lender to its shareholders of the Lender's outstanding voting shares of Aquila, Inc; or (d) the Borrower obtains a committed credit facility in an aggregate principal amount equal to or exceeding the aggregate principal amount of the Commitment at such time. All obligations, amounts, indebtedness, and interest owing to the Lender by the Borrower shall be immediately due and payable by the Borrower upon the exercise of the Demand Option by the Lender, and thereafter the Commitment shall be terminated.

                                  ARTICLE VIII

         SECTION 8.01.   SUBORDINATION.

         All payments by the Borrower under this Agreement are subordinate and junior in right of payment to the prior payment in full of all senior debt of the Borrower, whether outstanding at the date hereof or thereafter occurred.

                                   ARTICLE IX

         SECTION 9.01.   AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.02.   NOTICES, ETC.

         All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 1100 Walnut Street, Suite 3300, Kansas City, Missouri 64199; Attention: Senior Vice President, Finance; telecopy: (816) 527-1195; if to the Lender, at its address at 20 West Ninth Street, Kansas City, Missouri 64105, Attention: Chief Financial Officer, telecopy: (816) 467-3591; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall not be effective until received.

         SECTION 9.03.   NO WAIVER; REMEDIES.

         No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04.   COSTS AND EXPENSES; INDEMNIFICATION.

         (a) Except to the extent limited by written agreement between the Borrower and the Lender on or prior to the date hereof, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

         (b) The Borrower hereby agrees to indemnify and hold the Lender and its respective officers, directors, employees and professional advisors (each, an INDEMNIFIED PERSON) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable counsel fees and expenses of outside counsel and of internal counsel, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any Person by reason of or in connection with the execution, delivery or performance of this Agreement or any transaction contemplated thereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance. The Borrower's obligations under this Section 9.04(b) shall survive the repayment of all amounts owing to the Lender hereunder and the termination of the Commitment. If and to the extent that the obligations of the Borrower under this Section 9.04(b) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 9.05.   RIGHT OF SET-OFF.

         Upon (i) the failure of the Borrower to make any payment when due hereunder and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Lender to declare the Advances due and payable pursuant to the provisions of Section 6.01, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder held by the Lender, whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by it, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that it may have.

         SECTION 9.06.   BINDING EFFECT; ASSIGNMENT.

         This Agreement shall become effective (as of the effective date hereof) when executed by the Borrower and the Lender and shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein. This Agreement supercedes and replaces the Original Revolver in all respects, and any Notes outstanding under the Original Revolver on the date hereof shall be in all respects governed by and in accordance with the terms of this Agreement (including, without limitation, the Applicable Margins set forth in Section 1.01 hereof).

         SECTION 9.07.   SUBMISSION TO JURISDICTION.

         Each of the Borrower and the Lender (i) irrevocably submits to the non-exclusive jurisdiction of any Missouri State court or Federal court sitting in Kansas City in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         SECTION 9.08.   GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI.

         SECTION 9.09.   EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 9.10.   FURTHER ASSURANCES.

         The Borrower shall, at the request of the Lender, do all such further acts and execute and deliver all such further documents as may be reasonably requested for the purposes of performing and carrying out the terms and provisions of this Agreement and all other agreements, if any, contemplated hereby. Without limiting the foregoing, the Borrower shall, at the request of the Lender, tender all Notes evidencing any Advances outstanding as of the date hereof and sign new Notes in accordance with this Agreement (such new Notes to be have the same term and maturity as the old Notes issued under the Original Revolver).

         SECTION 9.11.   EFFECTIVE DATE.

         This Agreement shall be effective from, on and after August 13, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                              UTILICORP UNITED INC.



                                              By /s/ Randy Miller
                                                --------------------------------
                                                   Name:  Randy Miller
                                                   Title: Vice President Finance
                                                          and Treasurer

                                              AQUILA, INC.


                                              By /s/ Joseph Gocke
                                                --------------------------------
                                                   Name:  Joseph Gocke
                                                   Title: Treasurer

                                    EXHIBIT A

                                  FORM OF NOTE

$_____________________                                     _______________, 20__

         FOR VALUE RECEIVED, the undersigned, AQUILA, INC., a Delaware corporation (the BORROWER), hereby promises to pay to the order of UTILICORP UNITED INC. (the LENDER), on the ___ calendar day following the date hereof, the principal sum of _________________________ DOLLARS ($_____________), in
lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.

         The Borrower promises to pay interest, on demand, on any overdue principal and overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof; PROVIDED, HOWEVER, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

         This Note is one of the Notes referred to in the Amended & Restated Revolving Credit Agreement dated October 1, 2001, but effective as of August 13, 2001, among the Borrower and the Lender (as amended from time to time in accordance with its terms, the CREDIT AGREEMENT; capitalized terms used but not defined herein having the meanings set forth therein) and is subject to the terms and conditions contained in the Credit Agreement and is entitled to the benefits thereof. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

         This Note shall be construed in accordance with and governed by the laws of the State of Missouri and any applicable laws of the United States of America.

                                           AQUILA, INC.


                                           By:
                                                --------------------------------
                                                   Name:
                                                   Title: